As filed with the Securities and Exchange Commission on August 12, 2022	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Moving iMage Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	85-1836381 (I.R.S. Employer Identification No.)

17760 Newhope Street, Fountain Valley, CA 92075

(Address of principal executive offices)

(714) 751-7998

(Registrant’s telephone number, including area code)

Moving iMage Technologies, Inc. 2019 Omnibus Incentive Plan, as amended

(Full title of the plan)

Copy to:
Thomas J. Poletti, Esq. Katherine J. Blair, Esq.
Manatt, Phelps & Phillips, LLP
695 Town Center Drive, 14th Floor
Costa Mesa, CA 92626
Telephone: (310) 312-4252
Facsimile: (310) 312-4224

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), an additional 750,000 shares of common stock, par value $0.00001 per share (the “Common Stock”), of Moving iMage Technologies, Inc. (the “Registrant”) issuable pursuant to the Registrant’s 2019 Omnibus Incentive Plan, as amended (the “Plan”). The additional shares of the Registrant’s Common Stock being registered hereunder represent the increase in the number of shares issuable under the Plan that was approved by the stockholders on February 24, 2022 at the Registrant’s annual meeting of stockholders.

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, this Registration Statement hereby incorporates by reference the Registration Statement No. 333- 258966 filed on August 20, 2021 registering 750,000 shares, including any amendments thereto or filings incorporated therein, filed with the Securities and Exchange Commission (the “Previous Registration Statement”).

Information required by Part II is omitted, except as supplemented by the information set forth below. The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the shares of Common Stock registered for issuance under the Plan pursuant to the Previous Registration Statement. Any items in the Previous Registration Statement not expressly changed hereby shall be as set forth in the Previous Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with Securities and Exchange Commission (the “Commission”):

a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the Commission on September 29, 2021;

b)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year referred to in (a) above (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules); and

c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40511), including all amendments and reports filed for the purpose of updating such description, filed with the Commission pursuant to Section 12(b) of the Exchange Act initially on June 17, 2021.

The Registrant incorporates by reference the documents listed above and any documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, (except for information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein) prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s registration statement on Form S-1/A filed July 7, 2021)
5.1*	Opinion of Manatt, Phelps & Phillips, LLP
23.1*	Consent of CohnReznick LLP
23.2	Consent of Manatt, Phelps & Phillips, LLP (contained in Exhibit 5.1).
24.1*	Power of Attorney (contained on signature page).
99.1	Moving iMage Technologies, Inc. 2019 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 of the Registrant’s registration statement on Form S-1 originally filed with the Commission on October 11, 2019, and all amendments filed thereto)
99.1(a)*	Amendment No. 1 to 2019 Omnibus Incentive Plan
99.2	Form of Stock Option Award Agreement (incorporated by reference to Exhibit 10.3(a) of the Registrant’s registration statement on Form S-1 originally filed with the Commission on October 11, 2019, and all amendments filed thereto)
99.3	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.3(b) of the Registrant’s registration statement on Form S-1 originally filed with the Commission on October 11, 2019, and all amendments filed thereto)
99.4	Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.3(c) of the Registrant’s registration statement on Form S-1 originally filed with the Commission on October 11, 2019, and all amendments filed thereto)
107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Fountain Valley, State of California, on August 12, 2022.

MOVING IMAGE TECHNOLOGIES, INC.

By:	/s/ Phil Rafnson
Phil Rafnson
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Moving iMage Technologies, Inc., do hereby constitute and appoint Phil Rafnson and Michael Sherman, each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated and on the dates indicated.

Name and Signature	Title	Date

/s/ Phil Rafnson	President, Chief Executive Officer and Chairman of the Board	August 12, 2022
Phil Rafnson	(Principal Executive Officer)

/s/ Michael Sherman	Chief Financial Officer	August 12, 2022
Michael Sherman	(Principal Financial and Accounting Officer)

/s/ Katherine D. Crothall, Ph.D.	Director	August 12, 2022
Katherine D. Crothall, Ph.D.

/s/ John C. Stiska	Director	August 12, 2022
John C. Stiska

/s/ Scott Anderson	Director	August 12, 2022
Scott Anderson